UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 30, 2019

NEW FORTRESS ENERGY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-38790	83-1482060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. 19th Street, 8th Floor
New York, NY 10011

(Address of principal executive offices)
(Zip Code)

(516) 268-7400
Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in  Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreement

On January 30, 2019, New Fortress Energy LLC, a Delaware limited liability company (the “Company”), and New Fortress Intermediate LLC, a Delaware limited liability company and a subsidiary of the Company (“NFI”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), relating to the offer and sale in the Company’s initial public offering (the “Offering”) of 20,000,000 Class A shares representing limited liability company interests in the Company (“Class A shares”) at a price to the public of $14.00 per share ($13.1950 per share net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 3,000,000 additional Class A shares if the Underwriters sell more than 20,000,000 Class A shares in the Offering. The material terms of the Offering are described in the prospectus, dated January 30, 2019 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 31, 2019, pursuant to Rule 424(b) under the Securities Act. The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333- 228339), initially filed by the Company on November 9, 2018 (the “Registration Statement”).

The Underwriting Agreement contains certain representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on February 4, 2019. The Company received proceeds from the Offering of approximately $257.6 million (net of underwriting discounts and commissions and estimated offering expenses payable by the Company). As described in the Prospectus, the Company contributed all of the net proceeds from the Offering to NFI in exchange for common units of NFI (“NFI LLC Units”). NFI will use the net proceeds from the Offering in the following manner: approximately (i) $20 million to complete the construction of the Company’s marine LNG storage and regasification terminal in Old Harbour, Jamaica, (ii) $100 million to partially fund the construction of the Company’s dual-fired combined heat and power facility in Clarendon, Jamaica, (iii) $30 million to partially fund the construction of the Company’s regasification terminal in La Paz, Baja California Sur, Mexico, (iv) $100 million to complete the construction of the Company’s landed multi-fuel handling facility located in the Port of San Juan, Puerto Rico and (v) the remainder for general company purposes, including potential development of additional liquefiers and downstream facilities in the future.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Affiliates of certain of the Underwriters are also lenders under the Company’s term loan facility. An affiliate of Morgan Stanley & Co. LLC is the administrative agent under the Company’s term loan facility.

In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve the Company’s securities and instruments. The Underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

On February 4, 2019, the Company entered into a Contribution Agreement (the “Contribution Agreement”) with NFI, New Fortress Energy Holdings LLC, a Delaware limited liability company (“New Fortress Energy Holdings”), NFE Atlantic Holdings LLC, a Delaware limited liability company (“NFE Atlantic”) and NFE Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“NFE Sub”).

Subject to the terms and conditions set forth in the Contribution Agreement, the parties thereto agreed to effect a series of transactions in connection with the Offering, as a result of which (i) New Fortress Energy Holdings contributed all of its interest in NFE Atlantic to NFI in exchange for NFI LLC Units and the right to receive Class B shares representing limited liability company interests of the Company (“Class B shares”), (ii) the Company contributed the net proceeds of the Offering and 147,058,824 Class B shares to NFE Sub, (iii) NFE Sub in turn contributed the net proceeds of the Offering and 147,058,824 Class B shares to NFI in exchange for 20,000,000 NFI LLC Units and (iv) NFI distributed all of the Class B shares contributed by NFE Sub to New Fortress Energy Holdings.

The foregoing transactions were undertaken in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof. As a result of these transactions, NFE Atlantic became an indirect subsidiary of the Company.

The foregoing description of the Contribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Contribution Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

NFI LLC Agreement

On February 4, 2019, in connection with the Offering, the members of NFI entered into the amended and restated limited liability company agreement  of NFI (as amended and restated, the “NFI LLC Agreement”). The amendments to the NFI LLC Agreement, among other things, admitted the NFE Sub as the sole managing member of NFI. In accordance with the terms of the NFI LLC Agreement, the holders of NFI LLC Units will generally have the right (the “Redemption Right”) to cause NFI to redeem their NFI LLC Units (and a corresponding number of the Company’s Class B shares), for an aggregate of 147,058,824 Class A shares at a redemption ratio of one Class A Share for each NFI LLC Unit (and corresponding Class B share) redeemed, subject to conversion rate adjustments for equity splits, equity distributions and reclassifications.

The foregoing description of the NFI LLC Agreement is not complete and is qualified in its entirety by reference to the full text of the NFI LLC Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Shareholders’ Agreement

In connection with the closing of the Offering, on February 4, 2019, the Company entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”) with New Fortress Energy Holdings, Wesley R. Edens and Randal A. Nardone (each a “Shareholder” and collectively, the “Shareholders”). As discussed further below, the Shareholders’ Agreement provides certain rights to the Shareholders and their affiliates.

The Shareholders’ Agreement provides that the parties thereto will use their respective reasonable efforts (including voting or causing to be voted all of the Company’s voting shares beneficially owned by each) so that no amendment is made to the Operating Agreement (as defined herein) in effect as of the date of the Shareholders’ Agreement that would add restrictions to the transferability of the shares of the Company held by any Shareholder or its permitted transferees which are beyond those provided for in the Operating Agreement, the Shareholders’ Agreement or applicable securities laws, or that nullify the rights set out in the Shareholders’ Agreements of any Shareholder or its permitted transferees unless such amendment is approved by such Shareholder.

Designation and Election of Directors

The Shareholders’ Agreement provides that, for so long as the Shareholders’ Agreement is in effect, the Company and each Shareholder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the securities entitled to vote generally in the election of the Company’s directors held of record or beneficially owned by such Shareholder or its affiliates, and, with respect to the Company, including in the slate of nominees recommended by the board of directors of the Company (the “Board”) those individuals designated by New Fortress Energy Holdings) so as to elect to the Board, and to cause to continue in office, not more than eight directors (or such other number as New Fortress Energy Holdings may agree in writing), of whom, at any given time:

●
a number of directors equal to a majority of the Board, plus one director, shall be individuals designated by New Fortress Energy Holdings, for so long as the Shareholders directly or indirectly beneficially own, together with their affiliates and permitted transferees, at least 30% of the Company’s voting power, provided that if the Board consists of six or fewer directors, then New Fortress Energy Holdings shall have the right to designate a number of directors equal to a majority of the Board;

●
a number equal to a majority of the Board, minus one director, shall be individuals designated by New Fortress Energy Holdings, for so long as the Shareholders directly or indirectly beneficially own, together with their affiliates and permitted transferees, less than 30% but at least 20% of the Company’s voting power, provided that if the Board consists of six or fewer directors, then New Fortress Energy Holdings shall have the right to designate a number of directors equal to three directors;

●
a number of directors (rounded up to the nearest whole number) that would be required to maintain New Fortress Energy Holdings’ proportional representation on the Board shall be individuals designated by New Fortress Energy Holdings for so long as the Shareholders directly or indirectly beneficially own, together with their affiliates and permitted transferees, less than 20% but at least 10% of the Company’s voting power, provided that if the Board consists of six or fewer directors, then New Fortress Energy Holdings shall have the right to designate a number of directors equal to two directors; and

●
a number of directors (rounded up to the nearest whole number) that would be required to maintain New Fortress Energy Holdings’ proportional representation on the Board shall be individuals designated by New Fortress Energy Holdings for so long as the Shareholders directly or indirectly beneficially own, together with their affiliates and permitted transferees, less than 10% but at least 5% of the Company’s voting power, provided that if the Board consists of six or fewer directors, then New Fortress Energy Holdings shall have the right to designate a number of directors equal to one director.

So long as New Fortress Energy Holdings is entitled to designate one or more nominees to the Board and notifies the Board of its desire to remove, with or without cause, any director previously designated by it to the Board, the Company is required to take all necessary action to cause such removal.

Indemnification

Under the Shareholders’ Agreement, the Company will indemnify each Shareholder and its officers, directors, employees, agents and affiliates against losses arising out of third-party claims (including litigation matters and other claims) based on, arising out of or resulting from:

●	the ownership or the operation of the Company’s assets or properties, and the operation or conduct of its business, prior to or following the Offering; and

●	any other activities the Company engages in.

In addition, the Company will indemnify each Shareholder and their officers, directors, employees, agents and affiliates against losses, including liabilities under the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), relating to misstatements in or omissions from the Registration Statement and any other registration statement or report that the Company files, other than misstatements or omissions made in reliance on information relating to and furnished by any Shareholder for use in the preparation of that registration statement or report, against which such Shareholder will indemnify the Company.

Registration Rights

Demand Rights. Under the Shareholders’ Agreement, a Shareholder has, for so long as the Shareholder directly or indirectly beneficially owns, together with its affiliates and permitted transferees, an amount of the Company’s Class A and Class B shares (whether owned at the time of the Offering or subsequently acquired) equal to or greater than 1% of the Class A and Class B shares issued and outstanding immediately after the consummation of the Offering (a “Registrable Amount”), “demand” registration rights that allow such Shareholder, for itself and for its affiliates and permitted transferees, at any time after 180 days following the consummation of this offering, to request that the Company register under the Securities Act an amount of Class A shares equal to or greater than a Registrable Amount. Each Shareholder, for itself and for its affiliates and permitted transferees, is entitled to unlimited demand registrations so long as such persons, together, beneficially own a Registrable Amount. The Company is not required to effect any demand registration within one month of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights, described below, and which included at least 50% of the Class A shares requested by the requestor to be included or within one month of any other underwritten offering pursuant to a shelf registration statement.

Piggyback Rights. For so long as a Shareholder beneficially owns, together with its affiliates and permitted transferees, a Registrable Amount, such Shareholder (and its affiliates and permitted transferees) also has “piggyback” registration rights that allow them to include Class A shares that they own in any public offering of equity securities initiated by the Company (other than those public offerings pursuant to registration statements on Form S-4 or Form S-8 or pursuant to an employee benefit plan arrangement) or by any of the Company’s other shareholders that have registration rights. These “piggyback” registration rights will be subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

Shelf Registration. Under the Shareholders’ Agreement, the Company granted to New Fortress Energy Holdings or any of its permitted transferees, for so long as New Fortress Energy Holdings, together with its affiliates and permitted transferees, beneficially owns a Registrable Amount, the right to request a shelf registration on Form S-3 providing for offerings of Class A shares issuable upon exercise of the Redemption Right to be made on a continuous basis until all shares covered by such registration have been sold, subject to the Company’s right to suspend the use of the shelf registration prospectuses for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12 month period) if the Company determines that certain disclosures required by the shelf registration statement would be detrimental to the Company or its shareholders. Each Shareholder may elect to participate in any shelf registration requested by New Fortress Energy Holdings. Any Shareholder has the right to request an underwritten offering of the Class A shares included in a shelf registration statement, subject to certain limitations described in the Shareholders’ Agreement; provided that the Company shall not be obligated to participate in more than four underwritten offerings during any twelve-month period.

Indemnification; Expenses; Lock-ups. Under the Shareholders’ Agreement, the Company will indemnify the applicable selling shareholder and its officers, directors, employees, managers, members partners, agents and controlling persons against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which it sells Class A shares, unless such liability arose from the applicable selling shareholder’s misstatement or omission, and the applicable selling shareholder will indemnify the Company against all losses caused by its misstatements or omissions. The Company will pay all registration and offering-related expenses incidental to its performance under the Shareholders’ Agreement, and the applicable selling shareholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its Class A shares under the Shareholders’ Agreement. The Company has agreed to enter into, and to cause its officers and directors to enter into, lock-up agreements in connection with any exercise of registration rights by the Shareholders, for the Shareholders and for their affiliates and permitted transferees.

Information Rights

Under the Shareholders’ Agreement, the Shareholders have the right to request certain information from the Company.

Assistance in the Sale of Shareholders’ Shares

Under the Shareholders’ Agreement, if a Shareholder seeks to sell its Class A shares other than pursuant to a registration statement, the Company is required to use its reasonable best efforts to assist such Shareholder in the sale process, including by providing information to potential purchasers as requested by the Shareholder.

In addition, if the Board starts and then abandons a sale process, and a Shareholder subsequently indicates that it wants to sell its Class A shares, the Company shall permit such Shareholder to engage in discussions with potential purchasers who participated in the abandoned sales process. The Company is obligated to assist the Shareholders in any such sale process.

The foregoing description of the Shareholders’ Agreement is not complete and is qualified in its entirety by reference to the full text of the Shareholders’ Agreement, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Administrative Services Agreement

On February 4, 2019, in connection with the closing of the Offering, NFI entered into an administrative services agreement (the “Administrative Services Agreement”) with FIG LLC, pursuant to which FIG LLC will provide the Company with certain back-office services and charge the Company for selling, general and administrative expenses incurred to provide these services.

The foregoing description of the Administrative Services Agreement is not complete and is qualified in its entirety by reference to the full text of the Administrative Services Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Incentive Plan

The description of the New Fortress Energy LLC 2019 Omnibus Incentive Plan (the “Plan”) provided below under Item 5.02 is incorporated in this Item 1.01 by reference. The Plan is incorporated in this Item 1.01 by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8, filed with the Commission on February 4, 2019.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 under “Contribution Agreement” and “NFI LLC Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 under “Shareholders’ Agreement” and in Item 5.03 hereto is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On January 30, 2019, effective simultaneously with the effectiveness of the Registration Statement, the Board increased its size from two to eight directors. Desmond Iain Catterall,  David J. Grain, C. William Griffin, John J. Mack, Katherine E. Wanner and Matthew Wilkinson were appointed as members of the Board to fill the vacancies created by the increase in the size of the Board. Additionally, in connection with the effectiveness of the Registration Statement, the Board was divided into three classes of directors, with each class as equal in number as possible, serving staggered three-year terms. Class I, Class II and Class III directors will serve until the Company’s annual meeting in 2020, 2021 and 2022, respectively. Messrs. Mack and Wilkinson and Ms. Wanner are assigned to Class I; Messrs. Grain and Griffin are assigned to Class II; and Messrs. Edens, Nardone and Catterall are assigned to Class III.

As compensation for services provided as a member of the Board, Ms. Wanner and Messrs. Catterall, Grain, Griffin, Mack and Wilkinson will receive (i) an annual cash retainer of $100,000 per year, payable quarterly and (ii) an initial equity grant of restricted share units equal to $1,000,000 (calculated based on the initial public offering price), which will vest in equal parts on the day following each of the Company’s first three annual meetings.

Ms. Wanner and Messrs. Grain and Griffin will serve as members of the Company’s audit committee, of which Ms. Wanner will be the chairwoman. As chairwoman of the audit committee, Ms. Wanner will receive an additional annual cash retainer of $10,000, payable quarterly. Messrs. Edens and Nardone will serve as members of the Company’s compensation committee and will not receive additional compensation for their service on such committee.

Further information regarding the compensation that Ms. Wanner and Messrs. Catterall, Grain, Griffin, Mack and Wilkinson will receive following the consummation of the Offering is also contained in the section of the Prospectus entitled “Executive Compensation—Director Compensation” and is incorporated herein by reference.

Except as disclosed in the Registration Statement and the Prospectus, there are no arrangements or understandings between Ms. Wanner and Messrs. Catterall, Grain, Griffin, Mack and Wilkinson and any other person pursuant to which he or she was selected as a director. Ms. Wanner and Messrs. Catterall, Grain, Griffin, Mack and Wilkinson have no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

In accordance with the Shareholders’ Agreement discussed above in Item 1.01, New Fortress Energy Holdings has designated Messrs. Catterall, Grain, Griffin, Mack and Wilkinson for election to the Board.

Indemnification Agreements

In connection with the Offering, the Company entered into Indemnification Agreements (“Indemnification Agreements”) with each of the executive officers and directors of the Company. These Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company, and to advance certain expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreements, which are attached as Exhibits 10.4 through 10.13 to this Current Report on Form 8-K and incorporated into this Item 5.02 by reference.

Omnibus  Incentive Plan

On January 30, 2019, the Board adopted the Plan, effective immediately prior to the effectiveness of the Registration Statement. Awards under the Plan may be granted to employees, officers, consultants and directors of the Company or any of its affiliates. The Plan will be administered by the compensation committee of the Board.

The Plan provides for grants of options, share appreciation rights, restricted shares, restricted share units, share bonuses, other share-based awards and cash awards. The aggregate number of Class A shares that may be issued pursuant to the Plan will initially be equivalent to 16,705,882 Class A shares, subject to adjustment as permitted or required pursuant to the terms of the Plan. Additionally, on January 1 of each calendar year beginning in calendar year 2020 and until the Plan’s expiration, the total number of Class A shares reserved for issuance under the Plan will be increased by a number of Class A shares equal to the excess, if any, of (i) 10% of the aggregate number of outstanding Class A shares and Class B shares on the last day of the immediately preceding fiscal year, over (ii) the number of Class A shares reserved and available for issuance in respect of future grants of awards under the Plan as of the last day of the immediately preceding fiscal year.

The foregoing description of the Plan is not complete and is qualified in its entirety by reference to the full text of the Plan, which is incorporated in this Item 5.02 by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8, filed with the Commission on February 4, 2019.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On February 4, 2019, the Company amended and restated its limited liability company agreement (as amended and restated, the “Operating Agreement”).  A description of the Operating Agreement  is contained in the section of the Prospectus entitled “Our Operating Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and are qualified in their entirety by reference to the full text of the Operating Agreement, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01	Regulation FD Disclosure.

On January 30, 2019, the Company announced it had priced the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of January 30, 2019, by and among New Fortress Energy LLC, New Fortress Intermediate LLC and Morgan Stanley & Co. LLC, Barclays Capital Inc., Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein

3.1	First Amended and Restated Limited Liability Company Agreement of New Fortress Energy LLC, dated February 4, 2019

4.1	Shareholders’ Agreement, dated February 4, 2019, by and among New Fortress Energy LLC, New Fortress Energy Holdings LLC, Wesley R. Edens and Randal A. Nardone

10.1	Contribution Agreement, dated February 4, 2019, by and among New Fortress Energy LLC, New Fortress Intermediate LLC, New Fortress Energy Holdings LLC, NFE Atlantic Holdings LLC and NFE Sub LLC

10.2	Amended and Restated Limited Liability Company Agreement of New Fortress Intermediate LLC, dated February 4, 2019

10.3	Administrative Services Agreement, dated February 4, 2019, by and between New Fortress Intermediate LLC and FIG LLC

10.4	Indemnification Agreement (Edens)

10.5	Indemnification Agreement (Guinta)

10.6	Indemnification Agreement (Utsler)

10.7	Indemnification Agreement (Catterall)

10.8	Indemnification Agreement (Grain)

10.9	Indemnification Agreement (Griffin)

10.10	Indemnification Agreement (Mack)

10.11	Indemnification Agreement (Nardone)

10.12	Indemnification Agreement (Wanner)

10.13	Indemnification Agreement (Wilkinson)

10.14	New Fortress Energy LLC 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8, filed with the Commission on February 4, 2019)

99.1	Press release, dated January 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW FORTRESS ENERGY LLC

By:	/s/ Christopher S. Guinta
Christopher S. Guinta
Chief Financial Officer

Dated:  February 5, 2019